                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                         THE COAST DISTRIBUTION SYSTEM
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         THE COAST DISTRIBUTION SYSTEM
                                1982 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 436-8611

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 8, 1996

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of The Coast Distribution System, a California corporation (the "Company"), will be held at the Executive Offices of the Company, 1982 Zanker Road, San Jose, California, on Thursday, August 8, 1996, at 2:00 P.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     (1) To elect the following six (6) nominees to serve as directors until the next annual meeting of shareholders or until their successors are elected and have qualified:

                Thomas R. McGuire                     Brian P. Friedman
                Louis B. Sullivan                     Ben A. Frydman
                John E. Turco                         Robert S. Throop

     (2) To approve and ratify an amendment to the Company's 1993 Stock Option Plan (the "1993 Plan") to increase the authorized number of shares of common stock that are issuable thereunder by 250,000 shares, bringing the total number of shares of common stock that may be issued thereunder to 500,000 shares; and

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on June 21, 1996 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          SANDRA A. KNELL
                                          Secretary
July 8, 1996

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                         THE COAST DISTRIBUTION SYSTEM
                                1982 ZANKER ROAD
                         SAN JOSE, CALIFORNIA, CA 95112

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 8, 1996

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Coast Distribution System, a California corporation (the "Company"), for use at its 1996 Annual Meeting of Shareholders to be held on Thursday, August 8, 1996, at 2:00 P.M., at the Executive Offices of the Company, 1982 Zanker Road, San Jose, California. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with shareholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of common stock of the Company ("shareholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 1982 Zanker Road, San Jose, California 95112, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" approval and ratification of the amendment increasing the number of shares of common stock issuable under the Company's 1993 Stock Option Plan. This Proxy Statement is first being mailed to shareholders on or about July 8, 1996.

                               VOTING SECURITIES

     The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the shareholders of the Company of record as of the close of business on June 21, 1996 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 5,207,923 shares of common stock outstanding and entitled to vote. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Under the General Corporation Law of the State of California, for votes cast on matters other than the election of directors that require the affirmative vote of a majority of the shares present and voting at the annual meeting, an abstention will have the same effect as a vote against a proposal and a broker non-vote will have no effect on the outcome of a proposal. For votes cast on matters that require the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as votes against a proposal. All shareholders entitled to vote at the Annual Meeting of Shareholders may cumulate the votes in the election of directors. With cumulative voting, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by such shareholder, and those votes may be cast for a single candidate for director or distributed among as many candidates as such shareholder desires. In accordance with the General Corporation Law of the State of California, however, no shareholder may cumulate votes for any candidate for director unless the name of such candidate is placed in nomination before the voting and any shareholder before the voting gives notice at the Annual Meeting of Shareholders of such shareholder's intention to cumulate his or her votes. If such notice is given by any shareholder entitled to vote at the Annual Meeting of Shareholders, then every shareholder entitled to vote at the Annual Meeting will be entitled to cumulate his or her votes in the election of directors. The proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes and to allocate such votes among the nominees of the Board of Directors as such proxy holders deem appropriate so that, if shares are voted cumulatively in the election of directors, the maximum number of the nominees of the Board of Directors will be elected. Such proxy holders do not intend to cumulate votes at the Annual Meeting of Shareholders, but they reserve the right to do so if any shareholder properly elects to cumulate votes in the election directors.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of June 21, 1996, information regarding the ownership of the Company's outstanding Common Stock by each person known to management to own, beneficially or of record, more than five percent (5%) of the common stock and by certain executive officers of the Company and all officers and directors of the Company as a group. Information regarding the beneficial ownership of the Company's common stock by each of the nominees for election as directors is set forth below under the caption "Election of Directors."

                                                                       AMOUNT AND
                      NAME AND ADDRESS                                  NATURE OF            PERCENT
                     OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)     OF CLASS
- -------------------------------------------------------------    -----------------------     --------
Thomas R. McGuire............................................             696,595(2)           13.4%
  1982 Zanker Road
  San Jose, CA 95112
Furman Selz Incorporated and.................................             558,475(3)           10.8%
  Brian P. Friedman
     230 Park Avenue
     New York, NY 10169
Wellington Management Company................................             416,000(4)            8.0%
     75 State Street
     Springfield, MA 01111
Massachusetts Mutual Life....................................             295,720(5)            5.7%
  Insurance Company
     1295 State Street
     Springfield, MA 01111
Dimensional Fund Advisors Inc................................             265,500(6)            5.1%
     1299 Ocean Avenue
     Santa Monica, CA 90401
Sandra A. Knell..............................................              48,965(7)             *
David A. Berger..............................................              31,744(7)             *
Jeffrey R. Wannamaker........................................              28,240(7)             *
All directors and officers as a group (11 persons)...........           1,728,911(8)           32.6%

- ---------------
 *  Less than 1%.

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes an aggregate of 50,016 shares held in trust for the benefit of Mr. McGuire's children, as to which Mr. McGuire disclaims beneficial ownership, and 2,500 shares subject to outstanding stock options exercisable during the 60-day period ending August 20, 1996.

(3) Includes 444,200 shares of Common Stock owned by Furman Selz Merchant Partners LP ("FSMP"), a limited partnership of which a wholly-owned subsidiary of Furman Selz Incorporated ("Furman Selz") is the general partner; and 11,886 shares owned by the Furman Selz Profit Sharing Plan. Does not include, and Furman Selz disclaims beneficial ownership of, shares of Company Common Stock owned by officers and directors of Furman Selz, including Brian P. Friedman, a director of the Company. Also includes 65,889 shares held directly by Mr. Friedman; 10,000 shares held by a family foundation established by Mr. Friedman; 500 shares held by his wife as custodian for a minor child; and 26,000 shares of Common Stock which he may purchase during the 60-day period ending August 20, 1996 by exercise of stock options. Mr. Friedman may be deemed to share beneficial ownership of the 444,200 shares owned by FSMP as a result of his position as president of the general partner of FSMP. Mr. Friedman disclaims beneficial ownership of the shares owned by Furman Selz and the Furman Selz Profit Sharing Plan and the shares owned by each other officer and director of Furman Selz.

(4) Wellington Management Company ("WMC"), a registered investment advisor, may be deemed to have beneficial ownership of 416,000 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class. As of December 31, 1995, WMC had shared voting power as to 301,000 shares and shared dispositive power as to 416,000 shares.

(5) Includes 164,967 shares of Common Stock beneficially owned by Massachusetts Mutual Life Insurance Company ("MassMutual") and 130,752 shares of Common Stock beneficially owned by MassMutual Corporate Investors. MassMutual is the investment advisor for MassMutual Corporate Investors and, as such, may be deemed the beneficial owner of shares owned by MassMutual Corporate Investors.

(6) In a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc., a registered investment advisor ("DFA"), has reported that all 265,500 shares are owned by advisory clients of DFA and that DFA holds sole dispositive power with respect to all 265,500 of such shares and sole voting power with respect to 193,200 of such shares. With respect to the 72,300 shares as to which DFA disclaims voting power, DFA has reported that 28,700 and 43,600 shares, respectively, are held in the portfolios of DFA Investment Dimensions Group Inc. and DFA Investment Trust Company, each of which is a registered open-end investment company, and the voting power with respect to such shares is exercised by officers of DFA in their capacities as officers of those investment companies.

(7) Includes shares subject to outstanding stock options exercisable during the 60-day period ending August 20, 1996, as follows: Ms. Knell -- 11,000 shares; Mr. Berger -- 11,000 shares and Mr. Wannamaker -- 13,800 shares.

(8) Includes 88,100 shares subject to outstanding stock options exercisable during the 60-day period ending August 20, 1996. Does not include shares as to which Mr. Friedman, a director of the Company, disclaims a beneficial ownership. See Note 3 above.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Directors are elected at each annual shareholders' meeting to serve until the next annual meeting or until their successors are elected. The Board of Directors proposes the election of six (6) directors at the Meeting. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting for the election of the nominees presented below. Under California law, the six nominees receiving the highest number of votes will be elected as directors at the Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

     Each of the nominees is an incumbent director elected at the last annual meeting of shareholders. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

     The names and certain information concerning the persons to be nominated for election as directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES

     The following table sets forth the names and certain share ownership information as of June 21, 1996, regarding the persons to be nominated for election as directors of the Company:

                                      AMOUNT AND
                                      NATURE OF
                          DIRECTOR    BENEFICIAL      PERCENT            BUSINESS EXPERIENCE
 NAME, AGE AND POSITION    SINCE     OWNERSHIP(1)     OF CLASS           DURING PAST 5 YEARS
- ------------------------  --------   ------------     --------   ------------------------------------
Thomas R. McGuire, 52...    1977      696,595(2)        13.4%      Mr. McGuire is, and for more than
  Chairman of the Board,                                           the past five years has been, the
  Chief Executive                                                  Chairman of the Board and Chief
  Officer Director                                                 Executive Officer of the Company.

Louis B. Sullivan, 70...    1977      128,470(3)         2.5%      Mr. Sullivan has been a rancher and
  Director                                                         a private investor since March 1984.

John E. Turco, 65.......    1977      211,492(3)         4.1%      Since 1988, Mr. Turco has been
  Director                                                         private investor primarily in
                                                                   agricultural businesses.

Brian P. Friedman, 40...    1985      558,475(4)        10.8%      Mr. Friedman is an Executive Vice
  Director                                                         President of Furman Selz
                                                                   Incorporated ("Furman Selz"), an
                                                                   investment banking firm at which
                                                                   he has been employed as an officer
                                                                   since 1984. Mr. Friedman is also a
                                                                   director of Transico Industries
                                                                   Inc., which is engaged in
                                                                   transportation services.

Ben A. Frydman, 49......    1988        7,000(3)         *         Mr. Frydman is and for more than the
  Director                                                         past five years has been engaged
                                                                   in the private practice of law, as
                                                                   a member and shareholder of the
                                                                   law firm of Stradling, Yocca,
                                                                   Carlson & Rauth, which provided
                                                                   legal services to the Company in
                                                                   1995.

Robert S. Throop, 58....    1995        9,000(3)         *         Mr. Throop is, and for more than
  Director                                                         five years has been, the Chairman
                                                                   and Chief Executive Officer of
                                                                   Anthem Electronics, Inc., which is
                                                                   a national distributor of
                                                                   semiconductor and computer
                                                                   products. Mr. Throop also is a
                                                                   director of Arrow Electronics,
                                                                   Inc., and the Manitowoc Company,
                                                                   both of which are public
                                                                   companies.

- ---------------
 *  Less than 1%.

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes an aggregate of 50,016 shares held in trust for the benefit of Mr. McGuire's children, as to which he disclaims beneficial ownership, and 2,500 shares subject to outstanding stock options exercisable during the 60-day period ending August 20, 1996.

(3) Includes shares subject to outstanding stock options, as follows: Mr. Sullivan -- 6,000 shares; Mr. Turco -- 6,000 shares; Mr. Frydman -- 6,000 shares; and Mr. Throop -- 4,000 shares.

(4) Includes 65,889 shares owned directly by Mr. Friedman, 10,000 shares owned by a family foundation, 500 shares held by his wife as custodian for a minor child, and 26,000 shares which may be purchased by exercise of stock options during the 60-day period ending August 20, 1996. Also includes 444,200 shares as to which Mr. Friedman may be deemed to share voting power. Mr. Friedman disclaims beneficial ownership of shares owned by the Furman Selz Profit Sharing Plan and shares owned by other officers and directors of Furman Selz in their individual capacities. See Note 3 to the beneficial ownership table on Page 2 of this Proxy Statement.

     The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 1995. The Board of Directors has established a standing Compensation Committee, which held two meetings in 1995, and an Audit Committee, which held two meeting in 1995. Each director attended at least 75% of the aggregate number of meetings of the Board and of the Committees of which he was a member in 1995.

     The Compensation Committee reviews programs in the areas of employee and incentive compensation plans, administers the Company's Stock Purchase Plan, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. Louis B. Sullivan, John E. Turco and Robert S. Throop are currently the members of the Compensation Committee.

     The Audit Committee was established to meet with the independent public accountants to review planned audit procedures and to review with the independent public accountants and management the results of audits, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. Brian P. Friedman, John E. Turco and Robert S. Throop are currently the members of the Audit Committee.

     The Stock Option Committee is responsible for administering the Company's Stock Option Plans. The Stock Option Committee currently consists of Robert S. Throop and Louis B. Sullivan.

     There are no family relationships among any of the Company's officers or directors.

DIRECTOR'S COMPENSATION

     Directors who also are Company employees receive no compensation for serving as directors. Non-employee directors are paid a retainer of $6,000 per year and receive $1,500 for each Board of Directors' meeting attended and are reimbursed for the out-of-pocket expenses incurred in attending those meetings. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Pursuant to the Company's 1993 Employee Stock Option Plan, each year each non-employee director is automatically granted an option to purchase 2,000 shares of Company stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options become fully exercisable six months after the date of grant. Upon joining the Board, each new non-employee director receives an option to purchase 2,000 shares, which becomes exercisable in full one year after the date of grant.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on its review of copies of reporting forms and certifications of the Company's directors and executive officers, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and executive officers in the year ended December 31, 1995 were satisfied.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the fiscal year ended December 31, 1995, by the Company's Chief Executive Officer, and the other executive officers whose salary and bonus exceeded $100,000 for fiscal year 1995 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                                                          AWARDS
                                                                                       ------------
                                                                                        SECURITIES
                                                           ANNUAL COMPENSATION          UNDERLYING
                NAME AND PRINCIPAL                   -------------------------------     OPTIONS
                     POSITION                        YEAR     SALARY($)     BONUS(1)       (#)
- ---------------------------------------------------  ----     ---------     --------   ------------
Thomas R. McGuire..................................  1995     $ 257,765     $    -0-      12,500
  Chairman of the Board and                          1994       254,175      130,038      50,000
  Chief Executive Officer                            1993       242,680      121,300         -0-
Sandra A. Knell....................................  1995       101,442          -0-       5,000
  Chief Financial Officer and                        1994        90,830       62,000      26,000
  Executive Vice President                           1993        82,500       57,500       6,000
David A. Berger....................................  1995       101,442          -0-       5,000
  Executive Vice President                           1994        90,830       62,000      26,000
                                                     1993        82,500       55,500       6,000
Jeffrey R. Wannamaker..............................  1995       101,442          -0-       5,000
  Executive Vice President                           1994        89,690       62,000      26,000
                                                     1993        77,500       48,000       6,000

- ---------------
(1) Bonuses paid for 1994 and 1993 were awarded under annual incentive compensation plans.

OPTION GRANTS

     The following table provides information on option grants in fiscal year 1995 to the Named Officers.

                                                                                         POTENTIAL REALIZABLE
                                                                                         VALUE OF OPTIONS AT
                                                                                         ASSUMED ANNUAL RATES
                             NUMBER OF      PERCENT OF                                      OF STOCK PRICE
                             SECURITIES    TOTAL OPTIONS                                   APPRECIATION FOR
                             UNDERLYING     GRANTED TO         EXERCISE                     OPTION TERM(4)
                              OPTIONS      ALL EMPLOYEES        PRICE       EXPIRATION   --------------------
           NAME              GRANTED(1)  IN FISCAL YEAR(2)   ($/SHARE)(3)      DATE        5%          10%
- ---------------------------  ---------   -----------------   ------------   ----------   -------     --------
Thomas R. McGuire..........    12,500           19.1%           $7.125        2/05/05    $55,938     $141,875
Sandra A. Knell............     5,000            7.6%            7.125        2/05/05     22,400       56,750
David A. Berger............     5,000            7.6%            7.125        2/05/05     22,400       56,750
Jeffrey R. Wannamaker......     5,000            7.6%            7.125        2/05/05     22,400       56,750

- ---------------
(1) These options vest in ten equal annual installments of 10% of the shares covered by such options. Each option is subject to termination in the event of the optionee's cessation of employment with the Company.

(2) Options to purchase an aggregate of 65,500 shares were granted to all employees in fiscal 1995, including the Named Officers. Each non-employee director received options to purchase 2,000 shares in 1995.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the date of exercise, or through a cashless exercise procedure.

(4) There is no assurance that the values that may be realized on exercise of such options will be at or near the values estimated in the table, which utilizes arbitrary compounded rates of growth of the price of the Company's Common Stock of 5% and 10% per year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises in fiscal year 1995 by the Named Officers and the value of unexercised in-the-money options held by the Named Officers as of December 31, 1995.

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS
                                                                 DECEMBER 31, 1995               AT DECEMBER 31, 1995(1)
                         SHARES ACQUIRED      VALUE       --------------------------------   --------------------------------
         NAME            ON EXERCISE(#)    REALIZED ($)   EXERCISABLE        UNEXERCISABLE   EXERCISABLE        UNEXERCISABLE
- -----------------------  ---------------   ------------   ------------       -------------   ------------       -------------
Thomas R. McGuire......       50,000         $260,000         1,250              11,250        $    -0-             $ -0-
Sandra A. Knell........       15,000           43,750        12,500              20,500          16,960               -0-
David A. Berger........       10,000           22,500        12,500              20,500          16,960               -0-
Jeffrey R. Wannamaker..        4,200           13,446        12,300              20,500          19,286               -0-

- ---------------
(1) The closing price of the Company's Common Stock on December 31, 1995 on the American Stock Exchange was $6.00.

                       COMPENSATION COMMITTEE INTERLOCKS

     In fiscal year 1995 the members of the Compensation Committee were Louis B. Sullivan, John E. Turco and Robert S. Throop, who are non-employee directors of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for adopting and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors.

     The following report is submitted by the members of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers for fiscal year 1995.

Compensation Policies and Objectives

     In adopting compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

     - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

     - Annual executive compensation in excess of base salaries should be tied primarily to the Company's performance.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the shareholders, primarily through stock option grants and other equity-based compensation programs which reward executives for improvements in the market performance of the Company's Common Stock.

     Salaries and Employee Benefits Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees which are comparable to those offered by competing businesses.

     In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs offered by competing businesses. Another factor which is considered in establishing salaries of executive officers is the cost of living in Northern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

     In 1990 and 1991, the Company's executive officers agreed to accept salary reductions as part of cost-cutting programs implemented by the Company in response to a decline in sales that resulted from the combined effects of the economic recession and the Persian Gulf War, both of which severely impacted the travel and recreation industries. In 1993, with a return to profitability, salaries were increased to levels approximately comparable to those in effect prior to 1990.

     In 1995 the Named Officers received cost-of-living increases in their salaries averaging 3% and, in addition, the Compensation Committee approved 12% increases in the salaries of Ms. Knell and Messrs. Berger and Wannamaker to bring their salaries in line with prevailing executive salaries at comparable companies. Salary increases in future years are expected to be limited for the most part to cost-of-living increases.

     In order to retain qualified management personnel, the Company has followed the practice of seeking to promote executives from within the Company whenever that is practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

     Performance-Based Compensation. The Compensation Committee believes that, as a general rule, annual compensation in excess of base salaries should be made dependent primarily on the Company's performance. Accordingly, at the beginning of each fiscal year, the Compensation Committee establishes an incentive compensation program for executive officers and other key management personnel under which executive officers and other key management personnel may earn bonuses, in amounts ranging from 5% to 100% of their annual salaries, provided the Company achieves or exceeds the earnings goal established for the year.

     The earnings goal is established on the basis of the annual operating plan which is developed by management and which requires approval of the Board of Directors. The annual operating plan, which is designed to maximize profitability, within the constraints of prevailing economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; and (iv) competitive conditions faced by the Company. By taking all of these factors into account, including market conditions, the earnings goal in the annual operating plan, which is also the basis on which bonus awards are determined under the incentive plan, is fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

     In certain instances, bonuses under the incentive plan are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the Company's products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined at the beginning of the year to provide the requisite incentive for such performance.

     As a result of this performance-based bonus program, executive compensation generally increases in those years in which the Company's profitability increases. On the other hand, in years in which the Company experiences less than anticipated profit growth, bonuses, and therefore also total executive compensation, tend to be lower. For example, in each of 1994 and 1993, the Company's net income increased as compared to the prior year and, as a result, bonuses awarded to the Company's Chief Executive Officer and the other Named Officers for 1994 and 1993 were greater than the bonuses awarded to them in each of the respective preceding years. On the other hand, in 1995, the Company's net income declined as compared to 1994 and, as a consequence, no bonuses were awarded for 1995 to the Company's Chief Executive Officer or the other Named Officers.

     Stock Options and Equity-Based Programs. In order to align the financial interests of senior executives and other key employees with those of the shareholders, the Company grants stock options to its senior executives and other key employees on a periodic basis and makes contributions to an employee stock purchase plan under which officers and employees may elect to have a portion of their salaries withheld and used, together with the Company's contributions, to purchase Common Stock of the Company. Stock option grants, in particular, reward senior executives and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefits all shareholders. Moreover, the Compensation Committee generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a three-to-five-year period. The Compensation Committee believes that these features of the option grants not only provides an incentive for senior executives to remain in the employ of the Company, but also makes the Company's earnings performance and longer term growth in share prices important for the executives who receive stock options.

     During fiscal year 1995, options to purchase common stock of the Company were granted to the Chief Executive Officer, certain senior executives and other key employees of the Company, and the Company made contributions to the Company's Employee Stock Purchase Plan, that were designed to increase management ownership of the Company's Common Stock and provide them with a continuing interest in the Company's share performance.

                                          Louis B. Sullivan
                                          John E. Turco
                                          Robert S. Throop

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph on page 10, shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the American Stock Exchange composite index (the "AMEX Composite"), and an index of peer group companies (the "Peer Group") selected by the Company as described below.

                     COMPARISON OF CUMULATIVE TOTAL RETURN


      MEASUREMENT PERIOD              COAST                        AMEX MARKET
    (FISCAL YEAR COVERED)         DISTRIBUTION      PEER GROUP        INDEX
    ---------------------         ------------      ----------     -----------
1990                                   100             100             100
1991                                   118             159             123
1992                                   247             217             125
1993                                   288             233             148
1994                                   359             221             131
1995                                   282             279             169

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the AMEX Composite and the Peer Group is based on the stock price or index at the end of fiscal 1990.

     The graph above compares the performance of the Company with that of (i) the AMEX Composite index and (ii) a Peer Group consisting of six original equipment manufacturers that compete in the same markets as the Company. The Company is the only publicly-traded company whose primary activity is the wholesale distribution of recreational vehicle and boating parts and accessories. The Peer Group consists of Brunswick Corporation, Coachmen Industries Inc., Fleetwood Enterprises, Inc., Outboard Marine Corporation, Thor Industries, Inc. and Winnebago Industries, Inc.

                                  PROPOSAL TWO

         AMENDMENT TO THE 1993 STOCK OPTION PLAN TO INCREASE THE TOTAL
                   NUMBER OF SHARES ISSUABLE UNDER THAT PLAN
                         FROM 250,000 TO 500,000 SHARES

INTRODUCTION

     Subject to approval by the Company's shareholders, the Board of Directors amended the 1993 Plan on July 3, 1996 to increase the authorized number of shares of Common Stock issuable thereunder by 250,000 shares and to reserve the additional shares for issuance under the 1993 Plan, bringing the total number of shares of Common Stock subject to the 1993 Plan to 500,000.

     Approval of the addition of 250,000 shares of Common Stock to the number of shares reserved for issuance thereunder will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment to the 1993 Plan to add 250,000 shares of Common Stock to the number of shares reserved for issuance thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 PLAN TO ADD 250,000 SHARES OF COMMON STOCK TO THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1993 PLAN.

     The essential features of 1993 Plan are summarized below. The summary does not purport to be a complete description of the 1993 Plan. Copies of the 1993 Plan can be obtained by writing the Secretary, The Coast Distribution System, 1982 Zanker Road, San Jose, California 95112.

DESCRIPTION OF THE 1993 PLAN

     The 1993 Plan provides for the grant by the Company of options to purchase Common Stock, and also provides for sales of restricted Common Stock, to officers and other key employees and to directors of the Company and its subsidiaries. The number of shares available for issuance under the 1993 Plan is currently 250,000 and, if the amendment is approved, that number will be increased to 500,000 shares. The aggregate number and kind of shares covered by the 1993 Plan, and the number and kind of shares and the exercise price per share covered by outstanding stock options, are subject to adjustment in the event of any changes in the character or number of outstanding shares of Common Stock by reason of stock splits, reverse stock splits, stock dividends, reclassification or similar changes in the capital structure of the Company. At June 21, 1996, options for the purchase of an aggregate of 234,000 shares had been issued and were outstanding under, and 6 executive officers, 5 non-employee directors and approximately 30 employees of the Company and its subsidiaries were eligible to participate in, the 1993 Plan.

     The 1993 Plan provides that it is to be administered by the Board of Directors or a committee of at least two directors appointed by the Board (the "Committee"). The 1993 Plan is administered by the Company's Stock Option Committee, the members of which are Louis B. Sullivan and Robert S. Throop, both of whom are non-employee directors of the Company. The Committee has broad discretion, subject to the terms of the 1993 Plan, to determine the persons entitled to receive options and/or restricted stock, and the terms and conditions on which options and/or restricted stock are granted and to interpret and prescribe rules and regulations relating to the 1993 Plan.

STOCK OPTIONS

     Options granted under the 1993 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified stock options," as determined by the Board of Directors or the Committee at the time of grant. The exercise price of options must be at least equal to the fair market value of the Common Stock as of the date of grant; provided, however, that in the case of an incentive stock option granted to any person who owns, at the time of the grant, stock possessing more than 10% of the combined voting power of all classes of the Company's stock or of any parent or subsidiary corporation (a "10% shareholder"), the exercise price must be at least 110% of the fair market value as of the date of grant. In addition, nonqualified options may be granted on terms which will permit the optionee to forego other compensation that would be payable to him or her by the Company, or any parent or subsidiary, in exchange for a reduction in the aggregate exercise price of such options equal to the amount of other compensation which such optionee agrees to forego.

     Incentive stock options may be granted under the 1993 Plan to officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, including directors if they are also employees. Nonqualified stock options may be granted to officers, key employees and directors (whether or not employed by the Company). Options may be exercised at such times and be subject to such restrictions and conditions as the Board or Committee approves, which need not be the same for all optionees. The Board or Committee has full discretion to determine the terms of vesting of options, whether by the tenure of employment or affiliation with the Company, by performance goals or by other events, which may include a change of control of the Company (provided that the aggregate fair market value of shares subject to incentive stock options that become exercisable for the first time in any calendar year cannot exceed $100,000).

     Options granted under the 1993 Plan are not transferable except by will or the laws of descent and distribution, provided that nonqualified stock options may be transferred pursuant to a qualified domestic relations order, as defined in the Code. Options may have a term not exceeding ten years from the date of grant, and not more than five years from the date of grant in the case of an incentive stock option granted to a 10% shareholder.

     The exercise price of stock options may be paid in cash; by delivery of other shares of Common Stock owned by the optionee or by cancellation of indebtedness of the Company to the optionee (in either case with the consent of the Board of Directors); provided that a public market for the Common Stock exists, by a "same day sale" commitment from the optionee and a broker to deliver proceeds of the sale of Common Stock acquired on exercise or through a "margin" commitment from the optionee and a broker to use the stock acquired on exercise as security for a loan from the broker to pay the exercise price; or such other form of consideration as the Board or Committee in its discretion may determine.

AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

     Under the 1993 Plan, each director of the Company who is not an employee of the Company, and was not previously an officer or employee of the Company or subsidiary that was eligible to receive options under any employee stock option plan of the Company, will automatically be granted nonqualified options to purchase 2,000 shares of Common Stock upon commencement of service as a director; and incumbent directors who are not employees of the Company or any subsidiary will automatically be granted options to purchase 2,000 shares of Common Stock each year upon their re-election by the shareholders to the Board of Directors. The options granted on commencement of service will vest on the first anniversary of the date of grant. The options granted to incumbent directors on their re-election to the Board will vest in full six months after grant. In each case, the options will have an exercise price equal to the fair market value on the date of grant and will have a ten-year term. The amount, price and timing of grants and the vesting of options to be granted to non-employee directors pursuant to the automatic grant provisions of the 1993 Plan may be modified by action of the Board of Directors, but not more often than once every six months.

RESTRICTED STOCK

     The Committee may grant rights to purchase Common Stock on restricted terms to officers, key employees and directors (whether or not employed by the Company). Such rights would entitle the recipient to purchase a specified number of shares of Common Stock from the Company under the 1993 Plan on terms which would, for a specified period of time, restrict the transferability of the shares or require the recipient to resell the shares to the Company, at cost, on the occurrence of such conditions or events as the Committee may determine. The restrictions on transfer and any resale obligation would lapse on such schedule or on other conditions as the Committee may determine, which may include continued employment, achievement of financial goals, or upon the death, disability or retirement of the participant.

AMENDMENT AND TERMINATION OF THE 1993 PLAN

     The Board of Directors may amend or terminate the 1993 Plan at any time without shareholder approval; provided, however, that shareholder approval will be obtained for any amendment to the 1993 Plan to the extent that shareholder approval is necessary and desirable to comply with either Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code (or any other applicable law or regulation), and provided further, that the amount, price or timing of automatic option grants to non-employee directors may not be amended more often than once every six months except to comport with changes in Rule 16b-3 or the Code. Unless it is terminated sooner by the Board of Directors, the 1993 Plan will terminate on January 31, 2003.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax consequences of the 1993 Plan. State and local income taxes, which may vary from locality to locality, are not discussed.

     Incentive Stock Options. No taxable income is recognized by an optionee upon either the grant or exercise of an incentive stock option. When the optionee sells or otherwise disposes of the shares acquired upon the exercise of an incentive stock option, the entire gain or loss realized will be treated as long-term capital gain if the disposition occurs more than one year after the option was exercised and more than two years after the date of grant of the option. However, if the disposition occurs before the one-year or two-year periods have elapsed (a "disqualifying disposition"), any gain realized will be taxed as ordinary income in an amount equal to the difference between the option price and either the fair market value of the shares at the time of exercise or the sale price, whichever is less, and the balance, if any, will be treated as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Special rules may apply in specific circumstances, such as the use of already-owned stock to exercise an incentive stock option. The Company will be entitled to a deduction for federal income tax purposes only to the extent the optionee recognizes ordinary income upon the disposition of the shares. The differences between the option price and the fair market value of the shares acquired at the time of exercise of an incentive stock option will be an item of tax preference for purposes of computing the alternative minimum tax under Section 55 of the Code.

     Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the purchase price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. The optionee's basis in the shares acquired will be increased by the amount of ordinary income recognized. Any subsequent gain or loss recognized upon the sale of the shares will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period.

     Restricted Stock. The receipt of restricted stock will not result in a taxable event until the applicable restrictions and risk of forfeiture lapse, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the amount paid for such shares. If no amount is paid for such shares, the participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of grant. Even if the amount paid and the fair market value of the shares are the same (in which case there would be no ordinary income), a
Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than thirty (30) days after the date of purchase. If no Section 83(b) election is made, a taxable event will occur on each date the participant's ownership rights vest (i.e., when the restrictions and risk of forfeiture lapse) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

TAX WITHHOLDING

     Under the 1993 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1993 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                            INDEPENDENT ACCOUNTANTS

     During 1995, Grant Thornton provided audit services to the Company which included the examination of the Company's financial statements for the year ended December 31, 1995. The Company has not yet selected auditors for 1996. A representative of Grant Thornton is expected to be present at the Meeting to respond to appropriate questions from shareholders, and will have an opportunity to make a statement if he so desires.

                                 ANNUAL REPORT

     The 1995 Annual Report to Shareholders of the Company is being sent with this Proxy Statement to each shareholder of record as of June 21, 1996 with this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 1997 Annual Meeting of Shareholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than February 28, 1997 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          SANDRA A. KNELL
                                          Secretary
July 8, 1996

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, THE COAST DISTRIBUTION SYSTEM, 1982 ZANKER ROAD, SAN JOSE, CALIFORNIA 95112.

PROXY                    THE COAST DISTRIBUTION SYSTEM

             1996 ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 8, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas R. McGuire, Louis B. Sullivan and John E. Turco, and each of them, individually, as attorneys and Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of The Coast Distribution System (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Coast Distribution System to be held at the Executive Offices of the Company, 1982 Zanker Road, San Jose, California, on Thursday, August 8, 1996, at 2:00 P.M. Pacific Time, or at any postponement or adjournment thereof.

1. ELECTION OF DIRECTORS:        / / FOR ALL NOMINEES LISTED           / /  WITHHOLD AUTHORITY
                                     BELOW (except as marked to the         (to vote for the nominees
                                     contrary below)                        listed below)

    Nominees: Thomas R. McGuire, Louis B. Sullivan, John E. Turco, Brian P.
                 Friedman, Ben A. Frydman and Robert S. Throop

  (INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER 1993 OPTION PLAN TO 500,000 SHARES.

            / / FOR              / / AGAINST             / / ABSTAIN

3. IN THEIR DISCRETION, UPON OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" THE INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1993 STOCK OPTION PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                                        Date             , 1996
                                                            -------------

                                                             (Signature of
                                                              shareholder)


                                                        ------------------------

                                                        ------------------------
                                                        Please sign your name
                                                        exactly as it appears
                                                        hereon. Executors,
                                                        administrators,
                                                        guardians, officers of
                                                        corporations, and others
                                                        signing in a fiduciary
                                                        capacity should state
                                                        their full titles as
                                                        such.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND
     RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.